UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Nuveen Core Equity Alpha Fund (JCE)
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NUVEEN CORE EQUITY ALPHA FUND (JCE)

333 WEST WACKER DRIVE

CHICAGO, ILLINOIS 60606

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [•], 2020

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of Nuveen Core Equity Alpha Fund (the “Fund”) will be held on [•], 2020, at [•] [a.m./p.m.], Central time, for the following purposes:

1.	To approve a new investment sub-advisory agreement between Nuveen Fund Advisors, LLC, as investment adviser, and Nuveen Asset Management, LLC, as investment sub-adviser, with respect to the Fund.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

In light of the public health concerns regarding the coronavirus outbreak (COVID-19), the Special Meeting will be held in a virtual meeting format only, which will be conducted online via live webcast. Shareholders may attend and vote at the virtual Special Meeting by following the instructions included in the enclosed Q&A and Proxy Statement.

Only shareholders of record of the Fund as of the close of business on [•], 2020 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

All shareholders of the Fund are cordially invited to attend the virtual Special Meeting. In order to avoid delay and additional expense for the Fund, and to assure that your shares are represented, please vote as promptly as possible, whether or not you plan to attend the virtual Special Meeting. You may vote by mail, by telephone or over the Internet.

Gifford R. Zimmerman

Vice President and Secretary

Nuveen Core Equity Alpha Fund

INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS

Although we recommend that you read the complete enclosed Proxy Statement, for your convenience we have provided a brief overview of the issues to be voted on.

Q:	Why am I receiving the enclosed Proxy Statement?

A:

You are receiving the enclosed Proxy Statement in connection with a special shareholder meeting (the “Special Meeting”) of Nuveen Core Equity Alpha Fund (the “Fund”). At the Special Meeting, shareholders will be asked to approve a new investment sub-advisory agreement between Nuveen Fund Advisors, LLC (“Nuveen Fund Advisors” or the “Adviser”) and Nuveen Asset Management, LLC (“Nuveen Asset Management”) with respect to the Fund.

Currently, Intech Investment Management LLC (“Intech”) serves as sub-adviser for the Fund’s equity portfolio and Nuveen Asset Management serves as sub-adviser with respect to the Fund’s option strategy. The Adviser has recommended changing the Fund’s sub-adviser for the equity portfolio from Intech to Nuveen Asset Management, an affiliate of the Adviser, with respect to the Fund’s equity portfolio. In connection with this change, the Board of Trustees (the “Board”) of the Fund approved certain changes in the Fund’s investment policies. The investment policy changes are contingent upon shareholder approval of the new sub-advisory agreement with Nuveen Asset Management.

The proposal to approve the new sub-advisory agreement with Nuveen Asset Management, as well as a proposal to ratify the selection of the Fund’s independent registered accounting firm, will be presented to shareholders at the Special Meeting to be held on [•], 2020. The enclosed Proxy Statement includes a detailed discussion of the proposals, which we recommend you read carefully.

Q:	Why is the change of the Fund’s sub-adviser being proposed?

A:

The Adviser has proposed, and the Board has approved, changing the Fund’s sub-adviser for its equity portfolio to Nuveen Asset Management. The Fund is currently managed using two strategies: (1) a quantitative equity strategy sub-advised by Intech and (2) an option strategy sub-advised by Nuveen Asset Management. The Adviser believes that the proposed sub-adviser change and related investment policy changes may provide an opportunity to enhance the Fund’s absolute and risk-adjusted returns. The Board considered information provided by the Adviser on the potential benefits of the proposal, as compared to other alternatives, including retaining Intech to continue to manage the equity portfolio. See “Proposal 1 — Board Considerations” in the enclosed Proxy Statement for additional information.

Q:	Are any changes proposed to the Fund’s investment objective?

A:

No. The investment objective of the Fund is to provide an attractive level of total return, primarily through long term capital appreciation and secondarily through income and gains. The Fund’s investment objective will remain the same.

Q:	How will the Fund’s investment strategies change in connection with the change of sub-adviser with respect to the Fund’s equity portfolio?

A:	The Fund invests, and will continue to invest, in an actively managed portfolio of large capitalization U.S. common stocks. However, the Fund will implement certain changes to

i

its investment strategies if the new sub-advisory agreement with Nuveen Asset Management is approved by shareholders, including:

•

Changes to Investment Strategy. The Fund’s equity portfolio currently seeks to produce risk-adjusted excess returns over the Standard & Poor’s 500® Stock Index (the “S&P 500 Index”) (commonly referred to as “alpha”) over extended periods of time with an equal or lesser amount of relative investment risk compared to the S&P 500 Index. Under the proposed strategy, the equity portfolio would seek to produce risk-adjusted excess returns over the S&P 500 Index. Currently, the equity portfolio seeks to capitalize on the natural volatility of the market by searching for common stocks that have high relative volatility but low correlation to each other, providing the potential for risk-adjusted excess returns and lower relative risk. Under the proposed strategy, the equity portfolio will seek to add incremental return over the S&P 500 Index by managing the relative risk of the common stock portfolio and through using proprietary quantitative models, based on financial and investment theories, to evaluate and score a broad universe of stocks with the goal of producing risk-adjusted returns.

•

Broader Investable Universe. The Fund currently invests its managed assets in a portfolio of common stocks from among the 500 companies comprising the S&P 500 Index. Under the proposed strategy, the Fund’s investable universe would continue to focus on U.S. large capitalization companies, but would not be limited to constituents of the S&P 500 Index.

Please see “Proposal 1 — Related Fund Proposals — Investment Strategy Changes” in the enclosed Proxy Statement for additional information.

Q:	If the new sub-advisory agreement with Nuveen Asset Management is approved, will the portfolio managers of the Fund change?

A:

Yes, the Fund’s portfolio managers for the equity portfolio will change if the Fund’s shareholders approve the new sub-advisory agreement with Nuveen Asset Management. If shareholders approve the new sub-advisory agreement with Nuveen Asset Management, Max A. Kozlov and Pei Chen of Nuveen Asset Management will serve as portfolio managers of the Fund with respect to the equity portfolio. David A. Friar of Nuveen Asset Management is the current portfolio manager of the Fund with respect to the option strategy and will continue in this role regardless of whether shareholders approve the new sub-advisory agreement. Please see “Proposal 1 — Portfolio Management” in the enclosed Proxy Statement for additional information.

Q:	What will happen if shareholders of the Fund do not approve the new sub-advisory agreement with Nuveen Asset Management?

A:

If shareholders do not approve the new sub-advisory agreement with Nuveen Asset Management, the Board will take such action as it deems to be in the best interests of the Fund, and Intech would continue to act as sub-adviser to the equity portfolio under the current sub-advisory agreement with Intech.

Q:	How do I vote my shares?

A:	You may vote at the Special Meeting, by mail, by telephone or over the Internet:

•	To vote at the meeting, please follow the instructions below for attending the meeting, which will be held virtually.

•	To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States.

•	To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide.

•	To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

Q:	How can I attend the Special Meeting?

A:

The Special Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a shareholder of the Fund as of the close of business on [•], 2020, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/[                ]. You also will be able to vote your shares online by attending the Special Meeting by webcast. To participate in the Special Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box. The password for the meeting is [        ].

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at [        ][a.m./p.m.], Central time, on [•], 2020. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the access instructions as outlined herein.

Q:	How do I register to attend the Special Meeting virtually on the Internet?

A:

If your shares are registered in your name, you do not need to register to attend the Special Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet.

To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, three business days prior to the meeting date.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us by emailing an image of your legal proxy to shareholdermeetings@computershare.com.

Q:	Why hold a virtual meeting?

A:	In light of the public health concerns regarding the coronavirus outbreak (COVID-19), we believe that hosting a virtual meeting is in the best interests of the Fund and its shareholders.

Q:	Will anyone contact me?

A:

You may receive a call from Computershare Fund Services, the proxy solicitor hired by the Fund, to verify that you received your proxy materials, to answer any questions you may have about the proposal and to encourage you to vote your proxy.

We recognize the inconvenience of the proxy solicitation process and would not impose on you if we did not believe that the matters being proposed are important. Once your vote has been registered with the proxy solicitor, your name will be removed from the solicitor’s follow-up contact list.

Q:	How does the Board suggest that I vote?

A:	The Board, including the board members who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940), unanimously recommends that you vote FOR the proposals.

Your vote is very important, regardless of how many shares you own. We encourage you to participate in your Fund’s governance by returning your vote as soon as possible. If enough shareholders do not cast their votes, the Fund may not be able to hold its meeting or the vote on the proposals, and additional solicitation efforts may be needed in order to obtain sufficient shareholder participation.

NUVEEN CORE EQUITY ALPHA FUND (JCE)

333 WEST WACKER DRIVE

CHICAGO, ILLINOIS 60606

(800) 257-8787

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [•], 2020

This proxy statement (“Proxy Statement”) is furnished to the shareholders of Nuveen Core Equity Alpha Fund (the “Fund”), a closed-end management investment company and Massachusetts business trust, in connection with the solicitation of proxies by the Fund’s Board of Trustees (the “Board” and each Trustee, a “Board Member”), for use at the Special Meeting of Shareholders to be held on [•], 2020, at [•] [a.m./p.m.], Central time, and at any and all adjournments or postponements thereof (the “Special Meeting”), to consider the proposals listed below and discussed in greater detail elsewhere in this Proxy Statement. The enclosed proxy card and this Proxy Statement are first being sent to shareholders of the Fund on or about [•], 2020. Shareholders of record of the Fund as of the close of business on [•], 2020 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any and all adjournments or postponements thereof. This Proxy Statement explains concisely what you should know before voting on the matters listed on the accompanying Notice of Special Meeting.

Because of public health concerns regarding the coronavirus (COVID-19) pandemic, the Special Meeting will be held in a virtual meeting format only, which will be conducted online via live webcast. You will be able to attend and participate in the Special Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/[                ] at the meeting date and time. If your shares are registered in your name, to participate in the Special Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box. The password for the meeting is [        ]. There is no physical location for the Special Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet. To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three (3) business days prior to the meeting date. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us by emailing an image of your legal proxy to shareholdermeetings@computershare.com.

On the matters coming before the Special Meeting as to which a choice has been specified by shareholders on the accompanying proxy card, the shares will be voted accordingly where such proxy card is properly executed, timely received and not properly revoked (pursuant to the instructions below). If a proxy is returned and no choice is specified, the shares will be voted

FOR the proposals. Shareholders of the Fund who execute proxies or provide voting instructions by telephone or by Internet may revoke them at any time before a vote is taken on the proposal by filing with that Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person (virtually). A prior proxy can also be revoked by voting again through the toll-free number or the Internet address listed in the proxy card. However, merely attending the Special Meeting will not revoke any previously submitted proxy.

The following table indicates the specific items for which the votes of common shareholders of the Fund are being solicited pursuant to this Proxy Statement.

Proposal	Matter
1	To approve a new investment sub-advisory agreement between Nuveen Fund Advisors, LLC, as investment adviser, and Nuveen Asset Management, LLC, as investment sub-adviser, with respect to the Fund.
2	To ratify the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

A quorum of shareholders of the Fund is required to take action at the Special Meeting. With respect to the Fund, a majority of the shares entitled to vote at the Special Meeting, represented in person (virtually) or by proxy, will constitute a quorum of shareholders at the Special Meeting. Votes cast by proxy or in person (virtually) at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting. The inspectors of election will determine whether or not a quorum is present at the Special Meeting. The inspectors of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares before the Special Meeting. The Fund understands that, under the rules of the New York Stock Exchange (the “NYSE”), such broker-dealer firms may for certain “routine” matters, without instructions from their customers and clients, grant discretionary authority to the proxies designated by the Board to vote if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. The proposal to ratify the Fund’s independent registered public accounting firm is a “routine” matter under NYSE rules and beneficial owners who do not provide proxy instructions or who do not return a proxy may have their shares voted by broker-dealer firms in favor of that proposal. However, because the proposal to approve the new sub-advisory agreement with Nuveen Asset Management, LLC (“Nuveen Asset Management”) is not a “routine” matter, if you do not give instructions to your broker, your broker will not be able to vote your shares with respect to this proposal. We urge you to provide instructions to your broker or nominee so that your votes may be counted.

Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your shares without instruction. We urge you to provide instructions to your broker or nominee so that your votes may be counted.

Those persons who were shareholders of record at the close of business the Record Date will be entitled to one vote for each share held and a proportionate fractional vote for each fractional share held.

As of the Record Date, the shares of the Fund issued and outstanding are as follows:

Fund (Ticker Symbol)	Common Shares(1)
Nuveen Core Equity Alpha Fund (JCE)	[ ]

(1)

The common shares of the Fund are listed on the NYSE. Reports, proxy statements and other information concerning the Fund can be inspected at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

PROPOSAL 1 — APPROVAL OF NEW INVESTMENT SUB-ADVISORY AGREEMENT

Background

Under the current investment management agreement between the Fund and Nuveen Fund Advisors, LLC (the “Adviser” or “Nuveen Fund Advisors”) (the “Investment Management Agreement”), Nuveen Fund Advisors serves as the Fund’s investment adviser and is responsible for the Fund’s overall investment strategy and its implementation. Pursuant to the Investment Management Agreement, the Fund has agreed to pay an annual management fee for the overall advisory and administrative services and general office facilities provided to the Fund. The Fund’s management fee consists of two components — a fund-level fee, based only on the amount of assets within the Fund, and a complex-level fee, based on the average daily managed assets of all Nuveen-branded closed-end and open-end registered investment companies organized in the U.S. This fee structure enables Fund shareholders to benefit from growth in the assets within the Fund as well as from growth in the amount of complex-wide assets managed by Nuveen Fund Advisors.

The Fund is currently managed using two strategies: (1) a quantitative equity strategy sub-advised by Intech Investment Management LLC (“Intech”) (the “Equity Portfolio”) and (2) an option strategy sub-advised by Nuveen Asset Management (the “Option Strategy”).

At present, Intech serves as a sub-adviser to the Fund pursuant to a sub-advisory agreement between Nuveen Fund Advisors and Intech (the “Intech Sub-Advisory Agreement”) and is responsible for managing the Fund’s Equity Portfolio, subject to the oversight of Nuveen Fund Advisors and the Fund’s Board. Intech is an independent sub-adviser and unaffiliated with Nuveen, LLC (“Nuveen”).

At present, Nuveen Asset Management serves as a sub-adviser to the Fund pursuant to a sub-advisory agreement between Nuveen Fund Advisors and Nuveen Asset Management (collectively, with the Intech Sub-Advisory Agreement, the “Original Sub-Advisory Agreements”) and is responsible for managing the Fund’s Option Strategy, subject to the oversight of Nuveen Fund Advisors and the Board. Nuveen Asset Management is a wholly-owned subsidiary of Nuveen Fund Advisors.

The Fund’s Board met at a series of meetings, including meetings of the full Board and meetings of those Board Members who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Board Members”) separately, to discuss various strategic proposals presented by the Adviser regarding the Fund. At the Board’s meeting held on June 25, 2020, the Board considered a broad set of proposals including: (i) terminating the current investment sub-advisory agreement with Intech and with Nuveen Asset Management with respect to the Option Strategy; (ii) approving a new investment sub-advisory agreement with Nuveen Asset Management pursuant to which Nuveen Asset Management would replace Intech as the sub-adviser with respect to the Fund’s Equity Portfolio and continue to serve as the sub-adviser with respect to the Option Strategy (the “New Sub-Advisory Agreement”); and (iii) approving certain changes in the Fund’s investment policies.

The 1940 Act requires that the New Sub-Advisory Agreement be approved by the Fund’s shareholders in order for it to become effective. At the June 25, 2020 Board meeting, and for the reasons discussed below (see “Board Considerations”), the Board, including the Independent Board Members, unanimously approved the New Sub-Advisory Agreement and certain related proposals (collectively, the “Proposals”), and unanimously recommended approval of the New Sub-Advisory Agreement by the Fund’s shareholders.

Comparison of Original Sub-Advisory Agreements and New Sub-Advisory Agreement

Although Nuveen Asset Management currently provides management services to the Fund pursuant to a sub-advisory agreement with respect to the Option Strategy, shareholders of the Fund are being asked to approve the New Sub-Advisory Agreement pursuant to which Nuveen Asset Management would serve as sub-adviser to both the Equity Portfolio and the Option Strategy. If the New Sub-Advisory Agreement is approved by shareholders, the current sub-advisory agreement with Nuveen Asset Management will be terminated. As such, a comparison of the Original Sub-Advisory Agreements and New Sub-Advisory Agreement is included below. Many terms of the Original Sub-Advisory Agreements are similar to those of the New Sub-Advisory Agreement, but there are differences, including the date of effectiveness, the identity of the parties and the sub-advisory fees. A form of the New Sub-Advisory Agreement is attached as Appendix A. The date of each Original Sub-Advisory Agreement and the dates on which they were last approved by shareholders and approved for continuance by the Board are provided in Appendix B.

If approved by shareholders of the Fund, the New Sub-Advisory Agreement will have an initial term ending August 1, 2021. The New Sub-Advisory Agreement will continue in effect from year to year thereafter if such continuance is approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

Advisory Services. The advisory services to be provided by Nuveen Asset Management with respect to the Fund under the New Sub-Advisory Agreement will be substantially similar to those advisory services currently provided by Intech to the Fund under the Intech Sub-Advisory Agreement. Although there are wording differences, under both the Original Sub-Advisory Agreements and the New Sub-Advisory Agreement, the applicable sub-adviser will provide an investment program in respect of, make investment decisions for and place all orders for the purchase and sale of securities for the Fund, all on behalf of the Fund and subject to oversight of the Fund’s Board and the Adviser. In performing its duties under both the Original Sub-Advisory Agreements and the New Sub-Advisory Agreement, the applicable sub-adviser will monitor the Fund’s investments and will comply with the provisions of the Fund’s organizational documents and the stated investment objective, policies and restrictions of the Fund. The advisory services currently provided by Nuveen Asset Management are limited to the Option Strategy.

Brokerage. Both the Original Sub-Advisory Agreements and New Sub-Advisory Agreement authorize the sub-adviser to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, subject to its obligation to obtain best execution under the circumstances, which may take account of the overall quality of brokerage and research services provided to the sub-adviser.

Fees. At present, pursuant to the Original Sub-Advisory Agreements, each of Intech and Nuveen Asset Management receives from Nuveen Fund Advisors a management fee, payable on a monthly basis. Intech receives a fee as follows:

Average Daily Net Assets	Annual Fee Rate
Up to $100 million	0.400%
$100 million to $250 million	0.325%
$250 million to $500 million	0.275%
$500 million to $1 billion	0.250%
$1 billion and over	0.200%

At present, under the sub-advisory agreement with Nuveen Asset Management, Nuveen Asset Management receives from Nuveen Fund Advisors a management fee equal to 10.5263% of the fees (net of applicable breakpoints, waivers and reimbursements) paid by the Fund to the Adviser under the Investment Management Agreement. Under the New Sub-Advisory Agreement, Nuveen Asset Management would receive from Nuveen Fund Advisors a management fee equal to 50% of the fees (net of applicable breakpoints, waivers and reimbursements) paid by the Fund to the Adviser under the Investment Management Agreement.

Because the Adviser pays Nuveen Asset Management and Intech their management fees from the fee received from the Fund under the Investment Management Agreement, the fee payable to Nuveen Asset Management under the New Sub-Advisory Agreement would not result in higher costs to the Fund. For the fiscal year ended December 31, 2019, the fee payable under the Investment Management Agreement was $2,086,588, of which Intech received $821,414 and Nuveen Asset Management received $219,641. Based on the fee payable under the Investment Management Agreement for the fiscal year ended December 31, 2019, the pro forma fee payable to Nuveen Asset Management for such period would have been $1,043,294, resulting in an increase of 375% in fees payable to Nuveen Asset Management.

Payment of Expenses. Under both the Original Sub-Advisory Agreements and the New Sub-Advisory Agreement, although there are wording differences, the applicable sub-adviser will bear all of the expenses it incurs in connection with its performance of services under the agreement.

Limitation on Liability and Indemnification. The Original Sub-Advisory Agreements each provide that the sub-adviser shall not be liable for, and Nuveen Fund Advisors will not take any action against the sub-adviser to hold the sub-adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the applicable sub-adviser’s duties under the Original Sub-Advisory Agreements, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the sub-adviser in the performance of its duties, or by reason of its reckless disregard of its obligations and duties. Likewise, the New Sub-Advisory Agreement provides that Nuveen Asset Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Nuveen Fund Advisors in connection with the matters to which the New Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on Nuveen Asset Management’s part in the performance of its duties or from reckless disregard by Nuveen Asset Management of its obligations and duties under the New Sub-Advisory Agreement.

Continuance. Each Original Sub-Advisory Agreement originally was in effect for an initial term and could be continued thereafter for successive one-year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act. If the New Sub-Advisory Agreement takes effect, the New Sub-Advisory Agreement will have an initial term ending August 1, 2021. Thereafter, the New Sub-Advisory Agreement may be continued for successive one-year periods if approved at least annually in the manner required by the 1940 Act.

Termination. Each Original Sub-Advisory Agreement and the New Sub-Advisory Agreement provide that the agreement may be terminated at any time without the payment of any penalty by Nuveen Fund Advisors or the applicable sub-adviser on no less than 60 days’ written notice. Each Original Sub-Advisory Agreement and the New Sub-Advisory Agreement may also be terminated by action of the Fund’s Board or by a vote of a majority of the outstanding voting securities of that Fund, accompanied by no less than 60 days’ written notice.

The Intech Sub-Advisory Agreement and New Sub-Advisory Agreement are also terminable with respect to that Fund at any time without the payment of any penalty, by the Adviser, the Board or by vote of a majority of the outstanding voting securities of that Fund in the event that it is established by a court of competent jurisdiction that the applicable sub-adviser or any of its officers or directors has taken any action that results in a breach of the representations or covenants of the applicable sub-adviser as set forth in the sub-advisory agreement. The current sub-advisory agreement with Nuveen Asset Management for the Fund contains no such provision.

A discussion of the basis for the Board’s most recent approval of the Intech Sub-Advisory Agreement will be included in the Fund’s Semi-Annual Report for the reporting period ended June 30, 2020. A discussion of the basis of the Board’s approval of the Fund’s New Sub-Advisory Agreement is set forth below under “Board Considerations.”

Portfolio Management

Subject to the supervision of Nuveen Fund Advisors, Intech is currently responsible for execution of specific investment strategies and day-to-day investment operations of the Fund’s Equity Portfolio, and Nuveen Asset Management will be responsible for execution of specific investment strategies and day-to-day investment operations of the Fund if the New Sub-Advisory Agreement is approved by shareholders. Adrian Banner and Vassilios Papathanakos of Intech are the current portfolio managers of the Fund with respect to the Equity Portfolio. Max A. Kozlov and Pei Chen of Nuveen Asset Management will serve as portfolio managers of the Fund with respect to the Equity Portfolio if the New Sub-Advisory Agreement is approved. David A. Friar of Nuveen Asset Management is the current portfolio manager of the Fund with respect to the Option Strategy and will continue in this role following effectiveness of the Proposals.

Current Intech Portfolio Managers. Adrian Banner, Ph.D., is chief executive officer and chief investment officer of Intech. Dr. Banner was named chief executive officer in November 2012 and concurrently is the firm’s chief investment officer, a position he has held since January 2012. Previously, Dr. Banner was co-chief investment officer beginning January 2009, senior investment officer from September 2007 to January 2009, and joined Intech in August 2002 as director of research. Since that time, Dr. Banner has been an integral part of the firm’s Princeton-based research team. Dr. Banner has extensive knowledge of Intech’s trading systems, optimization programs and research initiatives, both on an operational and theoretical basis. Dr. Banner supervises the implementation of the portfolio optimization, management, and trading processes. He conducts mathematical research on the investment process and reviews and recommends improvements. Dr. Banner earned his Ph.D. in mathematics from Princeton University and his M.Sc. and B.Sc., also in mathematics, from the University of New South Wales, Australia. Dr. Banner has been a portfolio manager of the Fund since December 31, 2008.

Vassilios Papathanakos, Ph.D., is executive vice president and deputy chief investment officer of Intech. He was named executive vice president in January 2014 and deputy chief investment officer in November 2012. Prior to that, he was the firm’s director of research since July 2007, and joined Intech in October 2006 as associate director of research. Dr. Papathanakos is jointly responsible, with Dr. Banner, for the day-to-day implementation of Intech’s investment process and trading operations. Dr. Papathanakos received his Ph.D. in Physics from Princeton University in November 2006 and earned a B.S. in Physics from the University of Ioannina, Greece, in July 2001. Dr. Papathanakos has also accumulated a long teaching experience, instructing courses in all undergraduate and graduate levels, assisting in the development of new courses and coaching new teaching assistants. Dr. Papathanakos has been a portfolio manager of the Fund since December 31, 2011.

Nuveen Asset Management Portfolio Managers — Equity Portfolio. Max A. Kozlov, CFA, serves as portfolio manager for quantitative U.S. and International equities strategies. Prior to joining the firm in 2014, Mr. Kozlov held positions at BlackRock, Inc. and McKinsey & Company. Mr. Kozlov entered the investment industry in 1997. Mr. Kozlov graduated with a bachelor’s degree in Economics from Lomonosov Moscow State University, a master’s degree in Development Economics and International Development from Williams College, and an M.B.A. from MIT, Sloan School of Management. He holds the CFA designation and is a member of the CFA Institute.

Pei Chen serves as portfolio manager for quantitative U.S. equities strategies. Ms. Chen joined the firm in 2004 and began working in the investment industry in 1990. Prior to joining the firm, she was a manager of special project research at MSCI Barra. In this position, she evaluated the Barra Integrated Model and managed other important research projects. Ms. Chen graduated with a B.S.B.A. in Computer Science and Mathematics from San Francisco State University and an M.A. in Mathematics from Stanford University.

Nuveen Asset Management Portfolio Manager — Option Strategy. David Friar, Senior Vice President (since 2014) and Portfolio Manager (since 2011) of Nuveen Asset Management, entered the financial services industry in 1998. He joined Nuveen Asset Management in January 2011 following the firm’s acquisition of a portion of the asset management business of FAF Advisors. Mr. Friar previously served in various positions with FAF Advisors since 1999 where he served as a member of FAF’s Performance Measurement group. Mr. Friar has been a portfolio manager of the Fund since February 2011.

Information about the Sub-Advisers

Intech. Intech, a registered investment adviser, is currently responsible for managing the Fund’s Equity Portfolio, subject to the oversight of Nuveen Fund Advisors and the Board. Intech is organized as a Delaware limited liability company and is an independently managed direct wholly-owned subsidiary of Janus Capital Management LLC and an indirect subsidiary of Janus Henderson Group plc. Intech is a global asset manager with one of the industry’s longest continuous performance records of mathematical equity investment strategies for institutional investors and $34.6 billion in assets under management as of March 31, 2020. Intech’s global headquarters is located in West Palm Beach, Florida, with its research headquarters in Princeton, New Jersey, and an international headquarters in London. The business address of Intech is 250 S. Australian Avenue, Suite 1800, West Palm Beach, Florida 33401. The business address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206. The business address of Janus Henderson Group plc. is 201 Bishopsgate, London, EC2M 3AE, United Kingdom.

Nuveen Asset Management. Nuveen Asset Management, a registered investment adviser, is currently responsible for managing the Fund’s Option Strategy and is proposed to manage the Fund’s Equity Portfolio, subject to the oversight of Nuveen Fund Advisors and the Board. Nuveen Asset Management is organized as a Delaware limited liability company and is a wholly-owned subsidiary of Nuveen Fund Advisors. Nuveen Fund Advisors is a subsidiary of Nuveen. Nuveen is a subsidiary, and represents the asset management division, of Teachers Insurance and Annuity Association of America (also known as “TIAA”), a leading financial services provider. Nuveen Asset Management provides investment advisory services to a broad range of individual and institutional clients, including open-end and closed-end investment companies and other pooled investment vehicles. As of March 31, 2020, Nuveen Asset Management’s total assets under management were approximately $196.7 billion. The business address of Nuveen Asset Management and Nuveen Fund Advisors is 333 West Wacker Drive, Chicago, Illinois 60606. The business address of TIAA is 730 Third Avenue, New York, New York 10017.

Affiliated Brokerage and Other Fees

The Fund did not pay brokerage commissions within the last fiscal year to (i) any broker that is an affiliated person of such Fund or an affiliated person of such person, or (ii) any broker an affiliated person of which is an affiliated person of the Fund, the Adviser or any sub-adviser of the Fund.

During the Fund’s last fiscal year, the Fund made no material payments to the Adviser or any sub-adviser to the Fund or any affiliated person of the Adviser or any sub-adviser to the Fund for services provided to the Fund (other than pursuant to the Fund’s Investment Management Agreement, Intech Sub-Advisory Agreement and Original Nuveen Asset Management Sub-Advisory Agreement).

Additional Information Regarding the Sub-Advisers

As of the date of this Proxy Statement, Nuveen Asset Management does not manage any registered investment companies with investment objectives similar to those of the Fund.

Certain information regarding the executive officers and directors of the Adviser, Nuveen Asset Management and Intech is set forth in Appendix C.

Related Fund Proposals

Shareholders of the Fund are only being asked to approve the New Sub-Advisory Agreement. As discussed in greater detail below, at its June 25, 2020 meeting, the Board approved a broad set of Proposals related to the Fund contingent upon shareholder approval of the New Sub-Advisory Agreement. If shareholders approve the New Sub-Advisory Agreement, the Proposals will become effective upon the date of such shareholder approval or such later date as the officers of the Fund deem advisable. Further details regarding the Proposals are provided herein.

Investment Strategy Changes

Contingent upon shareholder approval of the New Sub-Advisory Agreement, the Board approved certain changes in the Fund’s investment strategies that are intended to enhance the Fund’s absolute and risk-adjusted returns:

•

Changes to Investment Strategy. The Fund’s equity portfolio currently seeks to produce risk-adjusted excess returns over the Standard & Poor’s 500® Stock Index (the “S&P 500 Index”) (commonly referred to as “alpha”) over extended periods of time with an equal or lesser amount of relative investment risk compared to the S&P 500 Index. Under the proposed strategy, the equity portfolio would seek to produce risk-adjusted excess returns over the S&P 500 Index. Currently, the strategy seeks to capitalize on the natural volatility of the market by searching for common stocks that have high relative volatility but low correlation to each other, providing the potential for risk-adjusted excess returns and lower relative risk. Under the proposed strategy, the equity portfolio seeks to add incremental return over the S&P 500 Index by managing the relative risk of the common stock portfolio and through using proprietary quantitative models, based on financial and investment theories, to evaluate and score a broad universe of stocks with the goal of producing risk-adjusted returns.

•

Broader Investable Universe. The Fund currently invests its managed assets in a portfolio of common stocks from among the 500 companies comprising the S&P 500 Index. Under the proposed strategy, the Fund’s investable universe would continue to focus on U.S. large capitalization companies, but would not be limited to constituents of the S&P 500 Index.

If the New Sub-Advisory Agreement is approved and takes effect, the Fund will implement the following changes in its investment policies and strategies:

Current Investment Policy or Strategy	Proposed Investment Policy or Strategy
The Fund invests in a portfolio of common stocks from among the stocks comprising the S&P 500 Index as selected by Intech.	The Fund will invest in stocks of large capitalization companies.

Under normal market circumstances, the Fund generally expects to invest approximately 95% of its Managed Assets(*) in the Equity Portfolio.	No corresponding policy.

Under normal market circumstances, the Equity Portfolio will consist of a diversified portfolio of approximately 150 to 450 common stocks included in the S&P 500 Index.	No corresponding policy.

*	For this purpose, “Managed Assets” means the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage).

The above changes in investment policies were proposed by Nuveen Asset Management in order to implement a quantitative model developed for the Fund by Nuveen Asset Management’s equity quantitative investment team.

Board Considerations

The Approval Process

At a meeting held on June 25, 2020 (the “June Meeting”), the Board of Trustees (the “Board” and each Trustee, a “Board Member”) of the Fund, which is comprised entirely of Board Members who are not “interested persons” (as defined under the Investment Company Act of 1940 (the “1940 Act”)) (the “Independent Board Members”), approved the New Sub-Advisory Agreement and recommended that shareholders of the Fund approve such agreement. Although the 1940 Act requires that the Fund’s advisory agreements be approved by the in-person vote of a majority of the Independent Board Members, the June Meeting was held virtually through the internet in view of the health risks associated with holding an in-person meeting during the COVID-19 pandemic and governmental restrictions on gatherings. The June Meeting was held in reliance on an order issued by the Securities and Exchange Commission on March 13, 2020, as extended on March 25, 2020 and June 19, 2020, which provided registered investment companies temporary relief from the in-person voting requirements of the 1940 Act with respect to the approval of a fund’s advisory agreement in response to the challenges arising in connection with the COVID-19 pandemic.

The Board is responsible for determining whether to approve the Fund’s advisory arrangements, including sub-advisory arrangements. Following up to an initial two-year period, the Board must consider the renewal of a Fund’s advisory and sub-advisory agreements on an annual basis. At a meeting held on May 19-21, 2020 (the “May Meeting”), the Board performed its annual review of the current advisory and sub-advisory agreements of the Fund and approved the continuance of (i) the Investment Management Agreement, (ii) the Intech Sub-Advisory Agreement and (iii) the sub-advisory agreement currently in effect between the Adviser and Nuveen Asset Management (the “Current Nuveen Asset Management Sub-Advisory Agreement”) pursuant to which Nuveen Asset Management manages the

Option Strategy (the Investment Management Agreement, Intech Sub-Advisory Agreement and Current Nuveen Asset Management Sub-Advisory Agreement are referred to collectively as the “Current Advisory Agreements” and the Adviser, Intech and Nuveen Asset Management are each a “Current Fund Adviser”). During its annual review, the Board considered, among other things, the nature, extent and quality of services provided by each Current Fund Adviser; the fees and expenses of the Fund; the profitability of the Current Fund Advisers; any economies of scale with respect to the management of the Fund and whether they were shared with the Fund; any indirect benefits received by a Current Fund Adviser as a result of its relationship with the Fund; and the performance of the Fund. In considering performance, the Board considered factors that contributed to the Fund’s relative underperformance compared to its benchmark and steps the Adviser had taken or was considering taking to address performance issues. The Board noted that it would continue to monitor the Fund and evaluate proposals to enhance Fund performance. Accordingly, during meetings prior to the May Meeting and continuing thereafter, the Board considered various strategic proposals for the Fund including, among other things, terminating the Intech Sub-Advisory Agreement, modifying certain investment policies of the Fund with Intech remaining as the sub-adviser of the Equity Portfolio of the Fund, or approving the New Sub-Advisory Agreement with Nuveen Asset Management pursuant to which Nuveen Asset Management would replace Intech with respect to the Fund’s Equity Portfolio and continue to serve as the sub-adviser with respect to the Fund’s Option Strategy.

During these meetings, the Board evaluated the various proposals, including considering various data comparing the proposed changes to the investment mandate of Intech with the proposed investment process of Nuveen Asset Management with respect to managing the Equity Portfolio of the Fund. The Board considered, among other things, the past performance of the Equity Portfolio over various time periods; the portfolio construction process of Intech; the proposed changes to the investment mandate by Intech; the historic risk-return and tracking error data of the Fund compared to backtested pro forma risk-return and tracking error data for the Fund if the proposed modified investment mandate of Intech or proposed investment strategy of Nuveen Asset Management had been employed over certain time periods including changes in the Option Strategy; certain past performance of the Fund compared to backtested pro forma performance for the Fund if the modified investment mandate of Intech had been employed or the proposed investment strategy of Nuveen Asset Management had been employed with respect to the Fund’s Equity Portfolio; the applicable investment personnel of Intech and of Nuveen Asset Management; the investment philosophy of Intech and of Nuveen Asset Management; the past performance of the Fund’s Equity Portfolio over various periods compared to the backtested pro forma performance of the proposed modified investment strategy of Intech and proposed investment strategy of Nuveen Asset Management, including changes in the Option Strategy, and information regarding the experience of the personnel of Nuveen Asset Management with its proposed investment strategy for the Equity Portfolio. In its review, the Board recognized the inherent limitations in creating backtested pro forma performance data and that there would be no guarantee that any changes adopted by Intech or the proposed investment approach of Nuveen Asset Management would enhance the performance of the Fund. Following its review, the Board approved the New Sub-Advisory Agreement at the June Meeting and recommended shareholders approve the New Sub-Advisory Agreement with Nuveen Asset Management. The Board further approved certain investment policy changes that would be contingent upon shareholder approval of the New Sub-Advisory Agreement.

As Nuveen Asset Management already serves as a sub-adviser to the Option Strategy of the Fund, the Board received materials regarding this sub-adviser in connection with its renewal of the Current Advisory Agreements at the May Meeting as noted above that would be relevant to the Board’s consideration of the New Sub-Advisory Agreement for the Fund. At the May Meeting, the Board had received materials addressing a variety of topics including, among other things, the services provided by Nuveen Asset Management in managing the Option Strategy and the investment team responsible for such services; the performance of the Fund and, specifically, the performance of the Equity Portfolio; the Fund’s advisory and sub-advisory fees, including information regarding the fees that Nuveen Asset Management charges to other clients; the profitability of Nuveen Asset Management for its advisory activities; the potential for economies of scale, if any; and any indirect benefits the Adviser, Nuveen Asset Management or their affiliates may receive as a result of their relationship with the Fund. In addition, prior to the June Meeting, the Board received information relating specifically to the New Sub-Advisory Agreement, including, among other things, information about the quantitative investment team within Nuveen Asset Management who will be responsible for managing the Fund, the experience and background of the proposed portfolio managers, the investment philosophy of the investment team, the proposed changes to the Fund’s investment strategies, the experience of the investment team with the proposed approach for the investment strategy, the proposed sub-advisory fee arrangement and certain backtested pro forma performance data of the proposed investment strategy for the Fund.

In connection with its review of the New Sub-Advisory Agreement, the Board was advised by independent legal counsel. In addition, prior to the June Meeting, the Board Members had received a memorandum from independent legal counsel outlining their fiduciary duties and legal standards in reviewing advisory agreements. The Board’s decision to approve the New Sub-Advisory Agreement was not based on a single identified factor, but rather the decision reflected the comprehensive consideration of all the information provided, and each Board Member may have attributed different levels of importance to the various factors and information considered in connection with the approval process. The following summarizes the principal factors and information, but not all the factors, the Board considered in deciding to approve the New Sub-Advisory Agreement and its conclusions.

A. Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of the services to be provided to the Fund under the New Sub-Advisory Agreement. The Board recognized that under the New Sub-Advisory Agreement, Nuveen Asset Management would manage both the Option Strategy and the Equity Portfolio. In this regard, the Board recognized that the portfolio manager currently managing the Option Strategy would continue to do so but under a different investment strategy. In addition, two new portfolio managers from the equity quantitative investment team of Nuveen Asset Management would be responsible for managing the Fund’s Equity Portfolio.

With respect to the Equity Portfolio, the Board considered information regarding, among other things, the organization, experience and investment philosophy and process of the investment team and, more specifically, the experience and qualifications of the portfolio managers that would serve the Fund. The Board considered an analysis of Nuveen Asset Management’s other quantitative investment strategies, including the investment team’s historic use of these strategies and/or underlying components thereof. Further, in its review of the New Sub-Advisory Agreement, the Board noted that the Adviser recommended the approval of the New Sub-Advisory Agreement and took into account the Adviser’s belief that the proposed sub-

adviser change and related investment policy changes may provide an opportunity to enhance the Fund’s absolute and risk-adjusted returns. As indicated above, at the June Meeting and/or at other meetings held earlier in 2020, the Board reviewed information specifically relating to the proposed changes to the investment strategies that would be implemented if the New Sub-Advisory Agreement is approved by shareholders. In this regard, the Board noted that Nuveen Asset Management would be implementing its own investment strategy with respect to the Equity Portfolio, that the Fund’s investable universe would be broader and that the Option Strategy would be based on a different index, the S&P 500 Index, rather than the Russell 2000 Index.

Based on its review, the Board determined, in the exercise of its reasonable business judgment, that it was satisfied with the nature, extent and quality of services expected to be provided to the Fund under the New Sub-Advisory Agreement.

B. Investment Performance. In conjunction with its approval of the renewal of the Current Advisory Agreements at the May Meeting, the Board reviewed, among other things, the Fund’s performance over the quarter, one-, three- and five-year periods ending December 31, 2019 and ending March 31, 2020. The Board also reviewed the returns of the Equity Portfolio for the quarter, one-, three- and five-year periods ending December 31, 2019, as well as performance information reflecting the first quarter of 2020. The Board reviewed both absolute and relative Fund performance during the annual review over the various time periods. With respect to the latter, the Board considered fund performance in comparison to the performance of peer funds and a recognized benchmark. The Board further considered the performance of the Fund attributed to each sub-adviser. The Board, however, recognized that such performance history of the Fund would reflect the Fund’s performance when Intech would have been sub-advising the Equity Portfolio of the Fund and Nuveen Asset Management sub-advising the Fund’s Option Strategy and would have limited value if Nuveen Asset Management replaces Intech to manage the Equity Portfolio in addition to the changes in the Option Strategy.

In conjunction with its evaluation of the New Sub-Advisory Agreement, however, the Board was provided with performance information relating to certain equity investment strategies managed by the investment team, including the annualized one-, three-, five- and ten-year returns (to the extent available) as of April 30, 2020 and calendar year returns for (to the extent available) 2010 through 2019 and year-to-date as of April 30, 2020 of these strategies. The Board, however, recognized that the performance was derived when the investment team was with Teachers Advisors, LLC, another sub-adviser affiliated with the Adviser, and Max Kozlov, a proposed portfolio manager to the Fund, was only recently appointed sole portfolio manager to certain of the strategies as of March 2020. The Board recognized that the Adviser considered the track record of these strategies relevant considering that the strategies employ some of the same underlying factors the investment team intends to employ in managing the Equity Portfolio of the Fund.

In addition, as noted above, in comparing the proposed modified strategy of Intech compared to the proposed investment strategy of Nuveen Asset Management, the Board considered, among other things, pro forma performance information of the Fund as if the Equity Portfolio had been managed by Nuveen Asset Management with no changes to the Option Strategy over various periods.

Based on its review, the Board concluded that the performance information supported approval of the New Sub-Advisory Agreement.

C. Sub-Advisory Fees and Profitability. The Board considered the sub-advisory fee to be paid by the Adviser to the Sub-Adviser under the New Sub-Advisory Agreement. Under the New Sub-Advisory Agreement, the Adviser would pay Nuveen Asset Management 50% of the advisory fee paid by the Fund to the Adviser under the Investment Management Agreement (the “Investment Management Fee”) given Nuveen Asset Management’s expanded role under the New Sub-Advisory Agreement; no changes to the Investment Management Fee were proposed. The Board was aware that under the Original Sub-Advisory Agreements, the Adviser pays Nuveen Asset Management a sub-advisory fee equal to 10.5263% of the Investment Management Fee and pays Intech a sub-advisory fee based on a fee schedule that includes breakpoints for different levels of average daily net assets. The Board further was aware that as the Adviser pays the sub-advisers from the fee the Adviser receives from the Fund, the changes in the compensation to sub-advisers (i.e., a higher fee to Nuveen Asset Management and the elimination of a fee to Intech) would not result in higher costs to the Fund but that Nuveen would benefit as the Adviser and its affiliate would retain the entire fee as opposed to paying a portion of the management fee to Intech. In addition, at the May Meeting, in conjunction with approving the renewal of the Current Nuveen Asset Management Sub-Advisory Agreement, the Board considered the fee rates that Nuveen Asset Management charges to certain other types of clients and the type of services provided to these other clients. Such other clients may include: retail and institutional managed accounts advised by Nuveen Asset Management; investment companies offered outside the Nuveen family and sub-advised by Nuveen Asset Management; foreign investment companies offered by Nuveen and sub-advised by Nuveen Asset Management; and collective investment trusts sub-advised by Nuveen Asset Management. The Board had concluded the varying levels of fees were justified given, among other things, the inherent differences in the products and the level of services provided to the Nuveen funds versus other clients, the differing regulatory requirements and legal liabilities and the entrepreneurial, legal and regulatory risks incurred in sponsoring and advising a registered investment company. In evaluating the New Sub-Advisory Agreement, the Board concluded that the proposed sub-advisory fee would be reasonable in light of the nature, extent and quality of services expected to be provided by Nuveen Asset Management.

With respect to profitability, at the May Meeting, the Board considered the profitability of Nuveen Asset Management from its relationships with the Nuveen funds. In this regard, the Board reviewed, among other things, Nuveen Asset Management’s revenues, expenses and net revenue margins (pre- and post-tax) for its advisory activities for the calendar year ended December 31, 2019 as well as its pre-tax and after-tax net revenue margins for 2019 compared to such margins for 2018. The Independent Board Members also reviewed a profitability analysis reflecting the revenues, expenses and revenue margin (pre- and post-tax) by asset type for Nuveen Asset Management for the calendar year ended December 31, 2019 and the pre- and post-tax revenue margins from 2019 and 2018. Based on a consideration of all the information provided, the Board noted that Nuveen Asset Management’s level of profitability was acceptable and not unreasonable in light of the services provided; this conclusion did not change as a result of the New Sub-Advisory Agreement.

D. Economies of Scale. At the May Meeting, the Board considered whether there had been economies of scale with respect to the management of the Nuveen funds and whether these economies of scale had been appropriately shared with the funds. The Board recognized that although economies of scale are difficult to measure, there are several methods to help share the benefits of economies of scale, including, among other things, breakpoints in the management fee schedule. In this regard, the Board was aware that, subject to certain exceptions, the management fee of the Adviser charged to the Nuveen funds (including the Fund) is generally comprised of a fund-level component and a complex-level component, each with its own breakpoint schedule. The fund-level breakpoint schedule is designed to share economies of scale with shareholders if the fund grows and the complex-level breakpoint schedule is designed to deliver the benefits of economies of scale to shareholders when eligible assets in the complex pass certain thresholds, even if the assets of a particular fund are unchanged or have declined. With respect to closed-end funds such as the Fund, however, the Board has recognized that although such funds may from time to time make additional share offerings, the growth of their assets would occur primarily through the appreciation of such funds’ investment portfolios. The Board recognized that the sub-advisory fee to be paid to Nuveen Asset Management under the New Sub-Advisory Agreement (which, as noted above, will be paid by the Adviser) was equal to 50% of the Investment Management Fee and that the Investment Management Fee was based on fee schedules that included breakpoints (as described above).

E. Indirect Benefits. The Board considered any indirect benefits that Nuveen Asset Management or its affiliates may receive as a result of their relationship with the Nuveen funds. In this regard, the Board recognized that while Nuveen Asset Management is an affiliate of the Adviser, Intech is not. Accordingly, the Board recognized that if the New Sub-Advisory Agreement is implemented, the Adviser and its affiliate, Nuveen Asset Management, would be retaining all of the advisory fees applicable to the Fund.

In addition, in conjunction with its review of Current Advisory Agreements at the May Meeting, the Board noted that various sub-advisers (including Nuveen Asset Management) may engage in soft dollar transactions pursuant to which they may receive the benefit of research products and other services provided by broker-dealers executing portfolio transactions on behalf of the applicable Nuveen funds although the Board recognized that certain sub-advisers may be phasing out the use of soft dollars over time. Further, the Board considered that although Nuveen Asset Management may benefit from the receipt of research and other services that it may otherwise have to pay for out of its own resources, the research may also benefit the Nuveen funds to the extent it enhances the ability of Nuveen Asset Management to manage such funds or is acquired through the commissions paid on portfolio transactions of other clients. In conjunction with its review of the Intech Sub-Advisory Agreement at the May Meeting, the Board recognized that Intech did not participate in soft dollar arrangements with respect to Fund portfolio transactions.

Based on its review, taking into account the New Sub-Advisory Agreement, the Board concluded that any indirect benefits that may be received by Nuveen Asset Management or its affiliates as a result of their respective relationships with the Fund were reasonable and within acceptable parameters.

F. Conclusion. The Board Members did not identify any single factor discussed previously as all-important or controlling. The Board Members concluded that the terms of the New Sub-Advisory Agreement were fair and reasonable and that the New Sub-Advisory Agreement should be approved and recommended to shareholders.

Shareholder Approval

To become effective, the New Sub-Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon.

Abstentions and broker non-votes will be treated as present for purposes of determining a quorum at the Special Meeting. Abstentions and broker non-votes will have the same effect as a vote against approval of the New Sub-Advisory Agreement. “Broker non-votes” are shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter.

The New Sub-Advisory Agreement was approved by the Board after consideration of all factors which it determined to be relevant to its deliberations, including those discussed above under “Board Considerations.” The Board of the Fund also determined to submit the Fund’s New Sub-Advisory Agreement for consideration by the shareholders of the Fund.

This Proposal 1 is not contingent upon the approval of any other proposal.

The Board of the Fund unanimously recommends that shareholders vote FOR approval of the New Sub-Advisory Agreement.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has been selected by the Audit Committee to serve as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2020. PwC has served as the Fund’s auditor since 2007. A representative of PwC will be present at the Special Meeting to make a statement, if such representative so desires, and to respond to shareholders’ questions. PwC has informed the Fund that it has no direct or indirect material financial interest in the Fund, Nuveen, the Adviser or any other investment company sponsored by Nuveen.

Although action by the Fund’s shareholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the consolidated financial statements. If a quorum is present at the Special Meeting and the selection of PwC as independent registered public accounting firm for the fiscal year ending December 31, 2020 is not ratified by the shareholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint PwC as the independent registered public accounting firm for the succeeding fiscal year.

Audit and Related Fees.

The following tables provide the aggregate fees billed during the Fund’s last two fiscal years by the Fund’s independent registered public accounting firm for engagements directly related to the operations and financial reporting of the Fund including those relating (i) to the Fund for services provided to the Fund and (ii) to the Adviser and certain entities controlling, controlled by, or under common control with the Adviser that provide ongoing services to the Fund (“Adviser Entities”).

Audit Fees(1)		Audit Related Fees(2)				Tax Fees(3)				All Other Fees(4)
Fund		Fund		Adviser and Adviser Entities		Fund		Adviser and Adviser Entities		Fund		Adviser and Adviser Entities
Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019
34,335	34,360	0	16,500	0	0	2,752	0	0	0	0	0	0	0

(1)

“Audit Fees” are the aggregate fees billed for professional services for the audit of the Fund’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2)

“Audit Related Fees” are the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees.” These fees include offerings related to the Fund’s common shares and leverage.

(3)

“Tax Fees” are the aggregate fees billed for professional services for tax advice, tax compliance, and tax planning. These fees include: all global withholding tax services; excise and state tax reviews; capital gain, tax equalization and taxable basis calculation performed by the principal accountant.

(4)

“All Other Fees” are the aggregate fees billed for products and services other than “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” These fees represent all “Agreed-Upon Procedures” engagements pertaining to the Fund’s use of leverage.

Total Non-Audit Fees Billed to Fund		Total Non-Audit Fees Billed to Advisers and Adviser Entities (Engagements Related Directly to the Operations and Financial Reporting of Fund)		Total Non-Audit Fees Billed to Advisers and Adviser Entities (All Other Engagements)		Total
Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019	Fiscal Year Ended 2018	Fiscal Year Ended 2019
2,752	0	0	0	0	0	2,752	0

Audit Committee Pre-Approval Policies and Procedures.

Generally, the Audit Committee must approve the Fund’s independent registered public accounting firm’s engagements (i) with the Fund for audit or non-audit services and (ii) with the Adviser and Adviser Entities for non-audit services if the engagement relates directly to the operations and financial reporting of the Fund. Regarding tax and research projects conducted by the independent registered public accounting firm for the Fund and the Adviser and Adviser Entities (with respect to the operations and financial reporting of the Fund), such engagements will be (i) pre-approved by the Audit Committee if they are expected to be for amounts greater than $10,000; (ii) reported to the Audit Committee Chair for his or her verbal approval prior to engagement if they are expected to be for amounts under $10,000 but greater than $5,000; and (iii) reported to the Audit Committee at the next Audit Committee meeting if they are expected to be for an amount under $5,000.

The Audit Committee has approved in advance all audit services and non-audit services that the independent registered public accounting firm provided to the Fund and to the Adviser and Adviser Entities (with respect to the operations and financial reporting of the Fund). None of the services rendered by the independent registered public accounting firm to the Fund or the Adviser or Adviser Entities were pre-approved by the Audit Committee pursuant to the pre-approval exception under Rule 2-01(c)(7)(i)(C) or Rule 2-01(c)(7)(ii) of Regulation S-X.

Shareholder Approval

The selection of PwC to serve as the independent registered accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast at the Special Meeting duly called at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

This Proposal 2 is not contingent upon the approval of any other proposal.

The Board of the Fund unanimously recommends that shareholders vote FOR the ratification of the selection of the independent registered accounting firm.

ADDITIONAL INFORMATION

Shareholders of the Fund

As of December 31, 2019, the members of the Board and officers of the Fund as a group owned less than 1% of the total outstanding common shares.

Information regarding shareholders or groups of shareholders who beneficially own more than 5% of a class of shares of the Fund is provided below. Information in the table below regarding the number and percentage of shares owned is based on a review of Schedule 13D and 13G filings and amendments made on or before the Record Date.

Shareholder Name and Address	Number of Shares Owned	Percentage Owned

*	The information contained in this table is based on Schedule 13D and 13G filings made on or before [•], 2020.

Shareholder Proposals

To be considered for presentation at the 2021 annual meeting of shareholders for the Fund, shareholder proposals submitted pursuant to Rule 14a-8 of the 1934 Act must be received at the offices of the Fund, 333 West Wacker Drive, Chicago, Illinois 60606, not later than November 6, 2020. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 for the annual meeting must, pursuant to the Fund’s By-Laws, submit such written notice to the Fund not later than January 20, 2021 or prior to January 5, 2021. Timely submission of a proposal does not mean that such proposal will be included in a proxy statement. Copies of the By-Laws of the Fund are available on the EDGAR Database on the SEC’s website at www.sec.gov.

Shareholder Communications

Fund shareholders who want to communicate with the Board or any individual Board Member should write to the attention of William Siffermann, Manager of Fund Board Relations, Nuveen, 333 West Wacker Drive, Chicago, Illinois 60606. The letter should indicate that you are the Fund shareholder. If the communication is intended for a specific Board Member and so indicates, it will be sent only to that Board Member. If a communication does not indicate a specific Board Member, it will be sent to the Independent Chairman and the outside counsel to the Independent Board Members for further distribution as deemed appropriate by such persons.

Expenses of Proxy Solicitation

The costs of the preparation, mailing and solicitation of this proxy and the expenses of holding the Special Meeting will be paid by the Fund. These costs per estimated to total approximately $[•] (or $[•] per share as of June 30, 2020). The Fund has retained Computershare Fund Services to assist in the distribution of proxy materials and the tabulation of proxies. It is anticipated that Computershare Fund Services will be paid approximately $[•] for such services.

Fiscal Year

The last fiscal year end for the Fund was December 31, 2019.

Shareholder Report Delivery

Shareholder reports will be sent to shareholders of record of the Fund following the applicable period. The Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to the Fund at 333 West Wacker Drive, Chicago, Illinois 60606 or by calling 1-800-257-8787.

Please note that only one annual report, semi-annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report, semi-annual report or proxy statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at the address and phone number set forth above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on [•], 2020:

The Fund’s proxy statement is available at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information/. For more information, shareholders may also contact the Fund at the address and phone number set forth above.

General

Management does not intend to present and does not have reason to believe that any other items of business will be presented at the Special Meeting. However, if other matters are properly presented at the Special Meeting for a vote, the proxies will be voted by the persons acting under the proxies upon such matters in accordance with their judgment of the best interests of the Fund.

A list of shareholders entitled to be present and to vote at the Special Meeting will be available beginning ten days prior to the date of the Special Meeting for inspection by any shareholder for any legally valid purpose related to the Special Meeting. Shareholders interested in inspecting the list of shareholders should contact (800) 257-8787 for additional information. To email the Fund, please visit www.nuveen.com/contact-us.

Failure of a quorum to be present with respect to the Fund at the Special Meeting will necessitate adjournment and will subject the Fund to additional expense. The persons named in the enclosed proxy may also move for an adjournment of the Special Meeting to permit further solicitation of proxies with respect to the proposal if they determine that adjournment and further solicitation is reasonable and in the best interests of the Fund. Under the Fund’s By-Laws, an adjournment of a meeting with respect to a matter requires the affirmative vote of a majority of the shares entitled to vote on the matter present in person (virtually) or represented by proxy at the meeting.

IF YOU CANNOT ATTEND AT THE VIRTUAL SPECIAL MEETING, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Gifford R. Zimmerman

Vice President and Secretary

July [•], 2020

APPENDIX A:

Form of New Sub-Advisory Agreement

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT effective as of this          day of              2020 by and between Nuveen Fund Advisors, LLC, a Delaware limited liability company and a registered investment adviser (“Manager”), and Nuveen Asset Management, LLC, a Delaware limited liability company and a federally registered investment adviser (“Sub-Adviser”).

WHEREAS, Manager serves as the investment manager for the Nuveen Core Equity Alpha Fund (the “Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) pursuant to an Investment Management Agreement between Manager and the Fund (as such agreement may be modified from time to time, the “Management Agreement”); and

WHEREAS, Manager desires to retain Sub-Adviser as its agent to furnish investment advisory services for a certain designated portion of the Fund’s investment portfolio, upon the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. Manager hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Services to be Performed. Subject always to the supervision of Fund’s Board of Trustees and the Manager, Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the portion of the Fund’s investment portfolio allocated to the Sub-Adviser by the Manager, all on behalf of the Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund, will monitor the Fund’s investments, and will comply with the provisions of the Fund’s Declaration of Trust and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Manager will provide Sub-Adviser with current copies of the Fund’s Declaration of Trust, By-laws, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement. Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser will report to the Board of Trustees and to Manager with respect to the implementation of such program.

The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities which assets of the Fund’s investment portfolio allocated by the Adviser to the Sub-Adviser are invested, consistent with its proxy voting guidelines and based upon the best interests of the Fund. The Sub-Adviser will maintain appropriate records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Fund’s shares were voted, including the name of the corresponding issuers.

Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Sub-Adviser may select itself as a broker, in an agency capacity, to execute transactions in portfolio securities for the Fund in accordance with policies and procedures adopted by the Fund’s Board of Trustees from time to time. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer (including the Sub-Adviser’s internal broker-dealer) a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act;

Sub-Adviser further agrees that it:

(a)	will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)

will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

(c)

will report regularly to Manager and to the Board of Trustees of the Fund and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund with respect to preferred securities, the performance of the Fund’s investment portfolio allocated to preferred securities in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager; and

(d)	will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Fund’s securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Adviser’s portion of the portfolio. In addition, Sub-Adviser will assist Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities; and

(e)

will prepare such books and records with respect to the Fund’s securities transactions for the portion of the Fund’s investment portfolio allocated to preferred securities as requested by the Manager and will furnish Manager and Fund’s Board of Trustees such periodic and special reports as the Board or Manager may reasonably request.

3. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

4. Compensation. In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser on the fifth business day of each month a fee equal to 50.0000% of the fees (net of applicable breakpoints, waivers and reimbursements) paid by the Fund to the Adviser under the Advisory Agreement for the Fund. The fee for the period from the date of this Agreement to the end of the calendar month shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

Manager shall not agree to amend the financial terms of the Management Agreement to the detriment of the Sub-Adviser by operation of this Section 4 without the express written consent of the Sub-Adviser.

5. Services to Others. Manager understands, and has advised Fund’s Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the Fund, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised Fund’s Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised Fund’s Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full such efforts and service to the Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

6. Limitation of Liability. The Sub-Adviser shall not be liable for, and Manager will not take any action against the Sub-Adviser to hold Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Adviser’s duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Term; Termination; Amendment. This Agreement shall become effective with respect to the Fund as of the date hereof and shall remain in full force until August 1, 2021 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Fund, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on no less than sixty (60) days’ written notice to the Sub-Adviser. This Agreement may be terminated by the Sub-Adviser without payment of any penalty on no less than sixty (60) days’ prior written notice to the Manager. This Agreement may also be terminated by the Fund with respect to the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund on no less than sixty (60) days’ written notice to the Sub-Adviser by the Fund.

This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the covenants of the Sub-Adviser set forth herein.

The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination. This Agreement shall automatically terminate in the event the Management Agreement between the Manager and the Fund is terminated, assigned or not renewed.

8. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party

If to the Manager:	If to the Sub-Adviser:

Nuveen Fund Advisors, LLC	Nuveen Asset Management, LLC
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606
Attention: [Michael Perry]	Attention: William T. Huffman

With a copy to:	With a copy to:

Nuveen Investments, Inc.	Nuveen Asset Management, LLC
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606
Attention: General Counsel	Attention: General Counsel

or such address as such party may designate for the receipt of such notice.

9. Limitations on Liability. All parties hereto are expressly put on notice of the Fund’s Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.

10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 9 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.

IN WITNESS WHEREOF, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

NUVEEN FUND ADVISORS, LLC, a Delaware limited liability company		NUVEEN ASSET MANAGEMENT, LLC, a Delaware limited liability company

By:		By:
Title:	Managing Director	Title:	Managing Director

APPENDIX B:

Dates Relating to Management and Sub-Advisory Agreements

Adviser/Sub-Adviser	Date of Original Agreement	Date Original Agreement Last Approved by Shareholders		Date Original Agreement Last Approved For Continuance by Board
Nuveen Fund Advisors, LLC	10/1/14	8/5/2014	(1)	5/19-21/2020

Nuveen Asset Management, LLC	10/1/14	8/5/2014	(1)	5/19-21/2020

Intech Investment Management LLC	5/30/17	5/26/17	(2)	5/19-21/2020

(1)

Submitted to shareholders for approval in connection with the acquisition of the parent company of Nuveen Fund Advisors, LLC by Teachers Insurance and Annuity Association of America (formerly TIAA-CREF).

(2)	Submitted to shareholders for approval in connection with the merger of Janus Capital Group Inc. and Henderson Group plc.

B-1

APPENDIX C:

Information Regarding Officers and Directors of Adviser and Sub-Advisers

	Principal Executive Officer and Directors Nuveen Fund Advisors, LLC			Fund officers or Board Members who are officers, employees, directors, general partner or shareholders of the Adviser
Adviser	Name	Address	Principal Occupation
Nuveen Fund Advisors, LLC	Gifford R. Zimmerman Kevin J. McCarthy Austin P. Wachter Michael A. Perry Erik Mogavero Cedric H. Antosiewicz Greg A. Bottjer Christopher M. Rohrbacher

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

			Co-General Counsel Senior Managing Director Controller Executive Vice President Chief Compliance Officer Senior Managing Director Senior Managing Director Co-General Counsel	Michael A. Perry Cedric H. Antosiewicz Kevin J. McCarthy Christopher M. Rohrbacher Gifford R. Zimmerman

C-1

	Principal Executive Officer and Directors Nuveen Asset Management, LLC			Fund officers or Board Members who are officers, employees, directors, general partner or shareholders of the Adviser
Sub-Adviser	Name	Address	Principal Occupation
Nuveen Asset Management, LLC	William T. Huffman Kevin J. McCarthy Diane S. Meggs Austin P. Wachter Stuart J. Cohen Jon M. Stevens

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

333 W. Wacker Dr.

Chicago, IL 60606

			President Senior Managing Director Chief Compliance Officer Controller Managing Director Senior Managing Director	Kevin J. McCarthy

	Principal Executive Officer and Directors Intech Investment Management LLC			Fund officers or Board Members who are officers, employees, directors, general partner or shareholders of the Adviser
Sub-Adviser	Name	Address	Principal Occupation
Intech Investment Management LLC	Patricia E. Flynn Justin B. Wright Lance V. Campbell Adrian Banner

250 S. Australian Ave. Suite 1800

West Palm Beach, FL 33401

250 S. Australian Ave. Suite 1800

West Palm Beach, FL 33401

250 S. Australian Ave. Suite 1800

West Palm Beach, FL 33401

250 S. Australian Ave. Suite 1800

West Palm Beach, FL 33401

Senior Vice President, Chief Compliance Officer and Chief Risk Officer

Executive Vice President, Chief Operating Officer and General Counsel

Executive Vice President and Chief Financial Officer

Chief Executive Officer and Chief Investment Officer

None

C-2

Nuveen

333 West Wacker Drive

Chicago, IL 60606-1286

(800) 257-8787

www.nuveen.com	JCE1020

EVERY SHAREHOLDER’S VOTE IS IMPORTANT EASY VOTING OPTIONS:    [GRAPHIC APPEARS HERE]VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VOTE AT THE VIRTUAL MEETING Visit www.meetingcenter.io/[            ] on [•], 2020 at [•] [a.m./p.m.] Central Time. To Participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. The Password for this meeting is [    ]. Please detach at perforation before mailing.    [GRAPHIC APPEARS HERE]NUVEEN CORE EQUITY ALPHA FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2020 THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of Nuveen Core Equity Alpha Fund (the “Fund”), a Massachusetts business trust, revoking previous proxies, hereby appoints Kevin J. McCarthy, Mark L. Winget and Gifford R. Zimmerman, or any one of them as true and lawful attorneys with power of substitution of each, to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held virtually at the following Website: www.meetingcenter.io/[            ], on [•], 2020, at [•] [a.m./p.m.] Central Time, and at any and all adjournments or postponements thereof as indicated on the reverse side. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. The Password for this meeting is [    ]. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement is hereby acknowledged. The shares of Nuveen Core Equity Alpha Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 JCE_31455_061020 PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx      code

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! VOTE THIS PROXY CARD TODAY! Important Notice Regarding the Availability of Proxy Materials for Nuveen Core Equity Alpha Fund Special Meeting of Shareholders to Be Held Virtually on [•], 2020. The Proxy Statement for this meeting is available at https://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information/ IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD Please detach at perforation before mailing. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. Properly executed proxies will be voted as specified. If no other specification is made, such shares will be voted “FOR” the proposal. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:  ☒  A   Proposal    FOR        AGAINST    ABSTAIN1.  To approve a new investment sub-advisory agreement between Nuveen Fund Advisors, LLC, as investment adviser, and Nuveen Asset Management, LLC, as investment sub-adviser, with respect to the Fund.  ☐    ☐    ☐  2.  To ratify the selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2020.  ☐    ☐    ☐  3.  To transact such other business as may properly come before the Special Meeting.  B  Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.Date (mm/dd/yyyy) —Please print date belowSignature 1 — Please keep signature within the boxSignature 2 — Please keep signature within the box        /        /Scanner bar code∎        xxxxxxxxxxxxxx        JCE 31455M    xxxxxxxx +